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                                                                     EXHIBIT 2.7


                            DATED: December 30, 2002



                 SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT

                                     BETWEEN

                           CONSOLIDATED WATER CO. LTD.

                                       AND

                  NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION

                                       AND

                  TRANSCONTINENTAL FINANCE CORPORATION LIMITED














                       CHARLES ADAMS, RITCHIE & DUCKWORTH
                                  ZEPHYR HOUSE
                                 P.O. BOX 709 GT
                                   MARY STREET
                                  GRAND CAYMAN
                                 CAYMAN ISLANDS


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                 SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT

THIS SECOND AGREEMENT TO AMEND SHARE SALE AGREEMENT is made this______day of December 2002,

BETWEEN:

1. CONSOLIDATED WATER CO. LTD., formerly Cayman Water Company Limited, of Trafalgar Place, West Bay Road, P.O. Box 1114 GT, Grand Cayman (hereinafter "the Purchaser") of the first part; and

2. NORTH-AMERICAN MORTGAGE & FINANCE CORPORATION of Elizabethan Square, George Town, Grand Cayman (hereinafter "NAMF") and TRANSCONTINENTAL FINANCE CORPORATION LIMITED, of Elizabethan Square, George Town, Grand Cayman, (hereinafter "TCF") (together the "Vendors") of the second part.

WHEREAS:

The parties hereto entered into a Share Sale Agreement dated October 4, 2002 (the "Share Sale Agreement").

The Share Sale Agreement provided at Clause 8.8 that the Share Sale Agreement could be modified by an instrument in writing signed by the duly authorised representatives of the parties.

The Share Sale Agreement was amended to provide for a later completion date and the consequences thereof by an Agreement to Amend Share Sale Agreement dated November 29, 2002 (the "Amending Agreement").

The completion of the Share Sale Agreement as amended by the Amending Agreement was made conditional on the happening of certain events on or before December 31, 2002, and the parties have agreed that the conditions precedent to the Share Sale Agreement as amended by the Amending Agreement are unlikely to be satisfied by that date and accordingly the parties have agreed to enter into this second amending agreement to provide for a later completion date and the consequences thereof.


 NOW IT IS HEREBY AGREED as follows:-

1. Clause 3.3 of the Share Sale Agreement as amended by the Amending Agreement is amended by the addition of the following:

         a)       after the end of Clause 3.3.1.3:

                  "3.3.1.4 US$6,693,000.00 if Completion is on or between lst and 31st January, 2003."


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         b)       after the end of Clause 3.3.2.3:

                  "3.3.2.4 US$7,442,000.00 if Completion is on or before 1st and
                           31st January, 2003."

2. Clauses 4.2, 4.3 and 5.1 of the Share Sale Agreement as amended by the Amending Agreement are amended by deleting "December 31, 2002" wherever it appears, and substituting therefor "January 31, 2003".

3. Clause 3.7 of the Share Sale Agreement as amended by the Amending Agreement is amended by deleting "November 29, 2002" wherever it appears and substituting therefor "December 31, 2002".

4. Except as expressly modified by this Agreement, the Share Sale Agreement continues in full force and effect according to its terms.

AS WITNESS WHEREOF the parties hereto have set their hands and date first above written.


SIGNED for and on behalf of             )
Consolidated Water Co. Ltd              )
by Jeffrey M. Parker                    )/s/ Jeffrey M. Parker
duly authorised and in the presence of: )--------------------------------------
                                         Jeffrey M. Parker, Chairman of the
                                         Board and Chief Executive Officer


/s/ Brent Santha
---------------------------------------
Witness:
Witness Name: Brent Santha
Address:  P.O. Box 1114 GT, Grand Cayman
Occupation: Management Accountant



SIGNED for and on behalf of                 )
North-American Mortgage & Finance           ) /s/ John Wolf
Corporation by Campbell Secretaries Limited )-----------------------------------
duly authorised and in the presence of:     )John Wolf, Director of Campbell
                                             Secretaries Limited,
                                             Attorney-in-fact



 /s/ Norah Koh
---------------------------------------
Witness:
Witness Name: Norah Koh
Address: P.O. Box 884 GT, Cayman Islands
Occupation: Legal Secretary





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SIGNED for and on behalf of                 )
North-American Mortgage & Finance           ) /s/ John Wolf
Corporation by Campbell Secretaries Limited )-----------------------------------
duly authorised and in the presence of:     )John Wolf, Director of Campbell
                                             Secretaries Limited,
                                             Attorney-in-fact


/s/ Norah Koh
---------------------------------------
Witness:
Witness Name: Norah Koh
Address:  P.O. Box 884 GT, Cayman Islands
Occupation: Legal Secretary